SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2005

The New York Times Company

(Exact name of Registrant as Specified in Its Charter)

New York	1-5837	13-1102020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 West 43rd Street, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

1.                                       Board of Directors Fees for 2005

On February 17, 2005, at a regularly scheduled meeting of the Board of Directors (the “Board”) of The New York Times Company (the “Company”), on the recommendation of the Company’s Nominating & Governance Committee, the Board approved the following change to the compensation to be paid to non-employee directors.  Effective April 1, 2005, the Chairs of Board Committees will receive an additional $10,000 annual retainer.  In addition, each of the non-employee directors of the Company, as applicable, will receive the following compensation, which is unchanged from 2004:  a) a $30,000 annual retainer; b) options on 4,000 shares of the Company’s Class A stock granted on the date of the annual meeting at market value; c) $2,000 for attendance at each Board or Committee meeting; d) $1,500 for attendance at each informal Committee information session; and e) in the case of an Audit Committee member, $1,500 for participation in each quarterly pre-earnings release telephone call.

2.                                       Non-Employee Directors Deferral Plan

At the February 17, 2005, Board meeting, on the recommendation of the Nominating & Governance Committee, the Board approved an amendment of the Company’s Non-Employee Directors Deferral Plan.  The amendments were made to a) comply with the provisions of the American Jobs Creation Act of 2004; b) provide that, if a director has elected to defer his or her fees in the form of phantom stock units, such fees will be credited to the director’s account once a year rather than quarterly; and c) allow the Board to make discretionary grants of phantom stock units.

The foregoing description of the agreement is qualified in its entirety by reference to the agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

3.                                       Payment of 2004 Bonuses to Executive Officers

Under the Company’s 1991 Executive Stock Incentive Plan and 1991 Executive Cash Bonus Plan (collectively, the “Plans”), annual bonus amounts are paid to executives, including the named executives whose compensation is disclosed in the Company’s annual proxy statement, based upon the achievement of performance goals set by the Company’s Compensation Committee in December of the prior year.  In the case of the Chairman, the Chief Executive Officer and the Vice Chairman, bonus potentials are approved by the independent directors of the Board, in consultation with all non-management directors.  On February 17, 2005, at a regularly scheduled meeting, the Company’s Compensation Committee certified the achievement of performance goals for 2004 and approved the following bonus payments under the Plans to the Company’s named executive officers:  Arthur Sulzberger, Jr. - $894,694; Russell T. Lewis- $894,694; Janet L. Robinson - $491,790; Michael Golden - $372,764; and Leonard P. Forman - $361,075.

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the February 17, 2005, Board meeting, on the recommendation of the Nominating & Governance Committee, the Board approved a slate of candidates for the Company’s Board of Directors for election to the Board at the Company’s next annual meeting of stockholders, which is currently scheduled to be held on April 26, 2005.  Jacqueline H. Dryfoos and Donald M. Stewart will retire from the Board upon the expiration of their current terms at the annual meeting and, accordingly, are not standing for re-election.  Other than Ms. Dryfoos and Dr. Stewart, all of the current directors will stand for election.  In addition, Lynn G. Dolnick, a fourth generation member of the Ochs-Sulzberger family, has been nominated to stand for election as a director.

(c)                                  Exhibits

Exhibit 10.1	The Company’s Non-Employee Directors Deferral Plan, as amended, effective February 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: February 18, 2005	By:	/s/ Rhonda L. Brauer
Rhonda L. Brauer
Secretary and Senior Counsel

Exhibit List

Exhibit 10.1	The Company’s Non-Employee Directors Deferral Plan, as amended effective February 17, 2005.